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                                                                   Exhibit (10r)
                             SECOND AMENDMENT TO THE
                               RUSSELL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      THIS SECOND AMENDMENT to the Russell Corporation Supplemental Executive Retirement Plan (the "Plan") is made on this 10th day of February, 2005, by the Administrative Committee.

                                   WITNESSETH:

      WHEREAS, Russell Corporation (the "Company") maintains the Plan for the benefit of designated key management employees; and

      WHEREAS, the Company desires to amend the Plan to add a lump-sum optional form of benefit for participants who separate from service with the Company after attaining age 62; and

      WHEREAS, Section 11.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time;

      NOW, THEREFORE, effective as of March 1, 2005, the Plan hereby is amended as follows:

      1. Section 1.2 of the Plan is hereby amended by deleting said section in its entirety and by substituting in lieu thereof the following:

      1.2 Actuarial Equivalent or Actuarially Equivalent has the meaning set forth in the Pension Plan; provided, however, for purposes of calculating the value of a lump-sum payment, the Actuarial Equivalent shall be determined using the assumed interest rate equal to the most recent discount rate applicable for the Controlling Company's U.S. GAAP reporting of pension obligations at the time of payment (i.e., the FAS 132 discount rate) and the mortality rate assumption based upon the GAR 1994 Unisex Mortality Table.

      2. A new Section 1.8B is added to the Plan to read as follows:

            1.8B Cause means (i) a Participant's conviction of a felony or other crime involving fraud, dishonesty or moral turpitude; (ii) a Participant's willful or reckless material misconduct in the performance of the Participant's duties; or (iii) a Participant's habitual neglect of duties; provided, for purposes of clauses (ii) and (iii), "Cause" shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Controlling Company or its Affiliates (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign his affiliation with the Company or an Affiliate in lieu of being

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      terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

      3. A new Section 1.26B is added to the Plan to read as follows:

            1.26B Key Employee has that meaning set forth in Code Section 409A (which incorporates Code Section 416(i)).

      4. Section 2.3 of the Plan is hereby amended by deleting said section in its entirety and by substituting in lieu thereof the following:

            2.3 [Reserved]

      5. Section 3.2 of the Plan is hereby amended by deleting said section in its entirety and by substituting in lieu thereof the following:

            3.2 [Reserved]

      6. Section 5.6 of the Plan is hereby amended by deleting said section in its entirety and by substituting in lieu thereof the following:

            5.6 Timing of Payment.

                  Payment of a Participant's Retirement Benefit generally shall commence or be made at the time of the Participant's Termination of Employment, unless the Participant elects to receive his Retirement Benefit at a later date in accordance with the following terms:

                  (a) Benefit Commencement Date Election. A Participant may elect, on or before December 31, 2005 or at the time he first becomes eligible to participate in the Plan, to have his vested Retirement Benefit paid (or commenced) as of any date specified in such election (but not earlier than his Termination of Employment). If a Participant does not make an election hereunder, he shall be deemed to have elected to receive or begin receiving his Retirement Benefit as of his Termination of Employment.

                  (b) Modifications of Benefit Commencement Date. With respect to any initially scheduled benefit commencement date (as determined in accordance with subsections (a) hereof), a Participant who has not yet reached such initially scheduled benefit commencement date may elect, at least 1 year before such date, to delay the payment (or commencement) of his Retirement Benefit payable on such date to a later date, and such Retirement Benefit shall be paid (or commenced) as soon as administratively feasible after such delayed date; provided, any election to delay payment will be effective only if the Participant elects a rescheduled benefit commencement date that is no earlier than the fifth anniversary of the initially scheduled benefit commencement date. A Participant

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      may make no more than 1 election to delay his scheduled benefit commencement date, subject to the timing restrictions set forth above.

                  (c) Distributions to Key Employees. If a Participant is a Key Employee and his Retirement Balance is payable as a result of his Termination of Employment, his Retirement Benefit shall not be paid (or commence to be paid) before the date which is 6 months after his Termination of Employment or such earlier time as may be permitted under applicable law.

      7. Section 5.7 of the Plan is hereby amended by deleting said Section 5.7 in its entirety and by substituting in lieu thereof the following:

            5.7 Form of Benefit.

            (a) Normal Form of Benefit. Unless the Participant otherwise elects hereunder, if the Participant has a Termination of Employment on or after attaining age 62, his Retirement Benefit shall be payable in a single lump-sum payment. Unless the Participant otherwise elects hereunder, if the Participant has a Termination of Employment before attaining age 62, his Retirement Benefit shall be paid in the form of a Single Life Annuity payable upon his Termination of Employment until he attains age 62, at which time the Actuarial Equivalent value of the remaining annuity payments will be paid to him in a single lump-sum payment.

            (b) Optional Forms of Benefit. A Participant may elect, by furnishing the Administrative Committee with written notification of such election by the later of (i) the date he first becomes eligible to participate in the Plan, or (ii) December 31, 2005, to receive his Retirement Benefit in any form of payment then available under the Pension Plan.

            (c) Level Income Option. In addition to the forms of payment available under the Pension Plan, a Participant may elect a level income option, by furnishing the Administrative Committee with written notification of such election by the later of (i) the date he first becomes eligible to participate in the Plan, or (ii) December 31, 2005, to receive payment of his Retirement Benefit in the form of an adjusted annuity of equivalent Actuarial Value payable in a greater amount before such Participant is eligible to first receive benefits under the Pension Plan and/or the Excess Plan, so that the total income, including the sum of the benefits payable under (i) this Plan, (ii) the Pension Plan, and
      (iii) the Excess Plan to which the Participant shall be entitled are as nearly uniform as possible both before and after first becoming eligible for benefits under the Pension Plan and/or the Excess Plan.

            (d) Termination for Cause. Notwithstanding anything herein to the contrary, if a Participant has a Termination of Employment due to Cause, his Retirement Benefit will be payable in the form of a Single Life Annuity.

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            (e) Termination Following a Change in Control, Disability, or Death.
      Notwithstanding anything herein to the contrary, if a Participant has a Termination of Employment within [time period to be determined by Authorized Officer] a Change in Control, after becoming Disabled, or as a result of death, his Retirement Benefit shall be payable in the form of a single lump-sum payment.

            (f) Cash Payments. All benefit payments hereunder shall be made in cash.

            (g) Calculation of Benefit. The amount of any Retirement Benefit paid in a form of benefit other than a Single Life Annuity shall be Actuarially Equivalent to the Participant's Retirement Benefit expressed in the form of a Single Life Annuity.

      8. Except as specified herein, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Administrative Committee has caused a duly authorized officer of the Company to execute this Amendment on the date first written above.

                              RUSSELL CORPORATION

                              By:________________________________________
                                 Floyd G. Hoffman

                                 Senior Vice President, Corporate Development, General Counsel and Secretary

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